UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

SCHEDULE 14C INFORMATION

Proxy Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Filed by the Registrant   ☑
Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☐ Preliminary Information Statement
☐  Confidential, For Use of the Commission Only (As Permitted by Rule 14c-5(d)(2))
☑  Definitive Information Statement

STANDARD GOLD HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑  No fee required

☐  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)  Title of each class of securities to which transaction applies:
(2)  Aggregate number of securities to which transaction applies:
(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)  Proposed maximum aggregate value of transaction:
(5)  Total fee paid:

☐  Fee paid previously with preliminary materials.

☐  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount Previously Paid:
(2)  Form, Schedule or Registration Statement No.:
(3)  Filing Party:
(4)  Date Filed:

Standard Gold Holdings, Inc.
611 Walnut Street
Gadsden, Alabama 35901

NOTICE OF STOCKHOLDER ACTION TAKEN BY WRITTEN CONSENT

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

To our Stockholders:

NOTICE IS HEREBY GIVEN that the Board of Directors of Standard Gold Holdings, Inc., a Nevada corporation (which we refer to in this Notice as the “Company,” “we,” “us” or “our”), has approved, and the holders of a majority of the outstanding shares of our common stock, par value $0.001 per share (the “Common Stock”), have executed a Written Consent and Action of Stockholders in Lieu of a Meeting approving an amendment to our Articles of Incorporation to change the name of Company to “Standard Metals Processing, Inc.” (the “Name Change” or the “Action”). The Name Change will not change or otherwise affect the Company’s state of formation, which is Nevada. The Name Change is to be effective on or after regulatory approval, which shall be at least 20 calendar days after the initial mailing of this Information Statement.

By a Board Resolution dated effective October 15, 2013, the Board of Directors of the Company approved the Name Change, subject to shareholder approval under the Nevada Revised Statutes. A majority of stockholders subsequently approved the Name Change by written consent in lieu of a meeting on November 5, 2013. Because the holders of a majority of the outstanding shares of our Common Stock approved the foregoing corporate action pursuant to a written consent, our Board of Directors believes it is NOT in the best interest of our Company and stockholders to incur the costs of holding a special stockholders’ meeting for the approval of the Name Change or to solicit proxies or consents from additional stockholders in connection with this corporate action.

The accompanying information statement (the “Information Statement”) is being furnished to our stockholders of record as of November 7, 2013 for informational purposes only, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder. Under the Nevada Revised Statutes and our bylaws, stockholder action may be taken by written consent without a meeting of stockholders. The affirmative vote of at least a majority of the outstanding shares of Common Stock is necessary to approve the Name Change. Pursuant to Rule 14c-2(b) promulgated under the Exchange Act, the Action will not be affected until at least 20 calendar days following the mailing of the accompanying Information Statement to our stockholders.

Under Nevada law, our shareholders are not entitled to dissenter’s rights with respect to the Action set forth in this Information Statement or to demand appraisal of their shares as a result of the approval of the Action.

Your consent to the Action is not required and is not being solicited.  The accompanying Information Statement will serve as notice of the approval of the Action by less than the unanimous written consent of our stockholders pursuant to the Exchange Act and the Nevada Revised Statutes.

By Order of the Board,

/s/: Sharon Ullman
New York, New York	Sharon Ullman
November 15, 2013	Chief Executive Officer

Standard Gold Holdings, Inc.
611 Walnut Street
Gadsden, Alabama 35901

INFORMATION STATEMENT
Pursuant to Section 14(c) of the Securities Exchange Act of 1934

THIS INFORMATION STATEMENT IS BEING SENT TO YOU FOR INFORMATION PURPOSES ONLY AND NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT.

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

THIS INFORMATION STATEMENT IS BEING MAILED ON OR ABOUT NOVEMBER 15, 2013
TO THE STOCKHOLDERS OF RECORD AS OF NOVEMBER 7, 2013

Standard Gold Holdings, Inc., a Nevada corporation (which we refer to in this Information Statement as the “Company,” “we,” “us” or “our”), is sending you this Information Statement for the purpose of informing you, as one of our stockholders, in the manner required under Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulation 14C promulgated thereunder, that our Board of Directors (the “Board”) has previously approved, and the holders of a majority of the outstanding shares of our common stock, par value $0.001 per share (the “Common Stock”), as permitted by our bylaws and the Nevada Revised Statutes, have previously executed a Written Consent and Action of Stockholders in Lieu of a Meeting approving an amendment (the “Amendment”) to our Articles of Incorporation to change the corporate name of the Company to “Standard Metals Processing, Inc.” (the “Name Change” or the “Action”). The Company anticipates that the Certificate of Amendment to the Amended and Restated Articles of Incorporation will be filed with the Nevada Secretary of State on or about December 6, 2013. The Name Change is to be effective on or after the date of regulatory approval, which shall be at least 20 calendar days after the initial mailing of this Information Statement.

Approval of the Action

Our Board of Directors recommended, and the holders of a majority of our outstanding Common Stock approved, the Amendment to our Articles of Incorporation to change the corporate name of the Company to “Standard Metals Processing, Inc.” (the “Name Change” or the “Action”). We intend to file a request to obtain a new stock symbol in connection with the Name Change.

Current Capitalization

Currently, we are authorized to issue up to 500,000,000 shares of Common Stock, of which 90,050,059 shares were issued and outstanding as of November 7, 2013 (the “Record Date”). We are additionally authorized to issue up to 50,000,000 shares of Preferred Stock, of which 10,000,000 are issued and outstanding.

Reasons for an Amendment to the Articles of Incorporation to Change the Company’s Corporate Name

The Board believes it is in the Company’s best interest to change the name of Company to “Standard Metals Processing, Inc.” The Board believes the name “Standard Metals Processing, Inc.” better reflects the nature and disposition of the Company’s business direction.

Effect of Changing the Company’s Corporate Name

The Name Change will not result in a change in the Company’s domicile state or affect in any way the Company’s management, assets, liabilities or share structure. The Company’s business will remain the same. The Name Change will not, and does not, affect or change the Company’s authorized shares, par value, or designation or rights and preferences of any series of shares. The Company’s Articles of Incorporation and Bylaws will remain the same except for the Name Change.

After the Company’s Name Change is effected and completed administratively, shareholders will not be required to obtain new or replacement share certificates. Each holder of record of shares of the Company’s common stock that is outstanding on the effective date of the Name Change may contact the Company’s transfer agent to exchange the old certificates for new certificates bearing the name “Standard Metals Processing, Inc.”

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

Except as disclosed elsewhere in this Information Statement, none of the following persons have any substantial interest, direct or indirect, by security holdings or otherwise, in effecting or completing the Name Change:

1. Any director or executive officer of the Company at any time since the beginning of December 31, 2012, our last fiscal year;

2. Any proposed nominee for election as a director of our Company; and

3. Any associate or affiliate of any of the foregoing persons.

To our knowledge, no director has advised that he or she intends to oppose the Name Change as more particularly described herein.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Under the Nevada Revised Statutes, the affirmative vote of the holders of at least a majority of the outstanding stock entitled to vote thereon is required to approve the Amendment.  As of the Record Date, 90,050,059 shares of Common Stock were issued and outstanding.  Each share of Common Stock entitles the holder thereof to one vote on the Action.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of the date of filing, with respect to the beneficial ownership of outstanding shares of the Company’s Common Stock by each officer, director or person known by the Company to beneficially own 5% or more of the outstanding shares. A person is deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Beneficial Ownership

Common	Sharon Ullman 1712 Pioneer Avenue, Suite 769 Cheyenne, WY 82001	18,900,000 (*)	21.0%
Common	Tina Gregerson 5348 Vegas Drive, Suite 623 Las Vegas, NV 89108	12,770,000 (**)	14.2%
Common	Michael Markiewicz 5348 Vegas Drive, Suite 623 Las Vegas, NV 89108	23,400,000 (***)	26.0%

(*)	Sharon Ullman indirectly owns shares through Afignis, LLC.
(**)	Tina Gregerson indirectly owns shares through Pure Path Capital Management Company, LLC and Gregerson Investments, LLC.
(***)	Michael Markiewicz indirectly owns shares through Pure Path Capital Management Company, LLC.

EXPENSE OF INFORMATION STATEMENT

The expenses of mailing this Information Statement will be borne by us, including expenses in connection with the preparation and mailing of this Information Statement and all related materials.  It is contemplated that brokerage houses, custodians, nominees, and fiduciaries will be requested to forward this Information Statement to the beneficial owners of our Common Stock held of record by such person and that we will reimburse them for their reasonable expenses incurred in connection therewith. Additional copies of this Information Statement may be obtained at no charge by writing our proxy agent: Issuer Direct, 500 Perimeter Park Drive, Suite D, Morrisville, NC 27560, telephone (866) 752-8683.

MISCELLANEOUS

Only one Information Statement is being delivered to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders sharing such address. We undertake to deliver promptly upon request a separate copy of this Information Statement to any stockholder at a shared address to which a single copy of this Information Statement was delivered and provide instructions as to how the stockholder can notify us that the stockholder wishes to receive a separate copy of this Information Statement or other communications to the stockholder in the future.  In the event a stockholder desires to provide us with such a request, it may be given by mailing to our proxy agent’s address at: Issuer Direct, 500 Perimeter Park Drive, Suite D, Morrisville, NC 27560, telephone (866) 752-8683.  In addition, stockholders sharing an address can request delivery of a single copy of annual reports or proxy statements if you are receiving multiple copies upon written or oral request to the Corporate Secretary at the address and telephone number stated above.

We file annual, quarterly and current reports, proxy statements and registration statements with the Securities and Exchange Commission (the “SEC”).  These filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov.  You may also read and copy any document we file with the SEC without charge at the public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C.  20549.  You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C.  20549.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

The Company is responsible for the adequacy and accuracy of the disclosure in this filing;
Staff Comments or changes to disclosure in response to staff comments do not foreclose the Commission from taking any action with respect to the filing; and
The Company may not assert staff comments as a defense in any proceeding initiated by the Commission or any person under the federal securities laws of the United States.

By Order of the Board,

/s/: Sharon Ullman
New York, New York	Sharon Ullman
November 15, 2013	Chief Executive Officer and Director